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                                                                    Exhibit 10.2

                           SUBORDINATED NOTE AGREEMENT

      This SUBORDINATED NOTE AGREEMENT, dated as of June 24, 2005, is by and between Residential Capital Corporation, a Delaware corporation (the "Company"), and General Motors Acceptance Corporation, a Delaware corporation ("GMAC").

                                   ARTICLE 1
                              DEFINITIONS AND TERMS

      1.1 Specific Definitions. As used in this Agreement, the following terms have the following meanings:

      "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

      "Agreement" means this Subordinated Note Agreement, as it may be amended from time to time in accordance with its terms.

      "Applicable Rate" means the meaning specified in Section 2.2(b).

      "Bankruptcy Remote Special Purpose Entity" means a Person that satisfies each of the following criteria: (i) such Person is an entity that is consolidated for accounting purposes with the Company and designed to make remote the possibility that it would enter into bankruptcy or other receivership; and (ii) all or substantially all of such Person's assets consist of receivables or securities backed by receivables plus any rights or other assets (including cash reserves) designed to assure the servicing or timely distribution of proceeds to the holders of its obligations.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in Detroit, Michigan, Minneapolis, Minnesota or Horsham, Pennsylvania are authorized or obligated by law or executive order to close.

      "Capital Lease" means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

      "Closing" means the initial issuance of Notes to GMAC.

      "Closing Date" means the date on which the Closing occurs.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Company" has the meaning specified in the preamble to this Agreement.

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      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Default" means any event or condition that, if it continued uncured, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

      "Default Rate" has the meaning specified in Section 2.2(a).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Event of Default" has the meaning specified in Section 8.1.

      "Existing Intercompany Credit Facilities" means [ ].

      "GAAP" means United States generally accepted accounting principles as in effect from time to time and as applied by the Company in the preparation of its financial statements.

      "Governmental Authority" means any national or supranational government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

      "GMAC" has the meaning specified in the preamble to this Agreement.

      "Indebtedness" of any Person means, without duplication: (i) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations of such Person as lessee under Capital Leases that have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP and all obligations of such Person as lessee under any so-called synthetic, off-balance sheet or tax retention lease; (iii) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business); (iv) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; (v) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit and banker's acceptances issued for the account of such Person; (vi) all Suretyship Liabilities of such Person with respect of obligations of others of the type described in clauses
(i) through (v) above; and (vii) all Indebtedness of any partnership of which such Person is a general partner, to the extent of such liability.

      "Indemnified Liabilities" has the meaning specified in Section 10.1.

      "Indemnified Party" has the meaning specified in Section 10.1.

      "LIBOR" has the meaning specified in Section 2.2(b).

      "LIBOR Business Day" means any day other than Saturday or Sunday or a day on which banking institutions or trust companies in the City of London are required or authorized to close.

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      "Liens" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

      "Majority Noteholders" means holders of more than 50% of the aggregate outstanding principal amount of the Notes.

      "Material Adverse Effect" means a material adverse effect on (a) the financial condition of the Company and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or the Notes or (c) the rights or remedies of the Noteholders under this Agreement or the Notes.

      "Note Documents" means this Agreement and the Notes.

      "Noteholder Register" has the meaning specified in Section 4.10.

      "Noteholders" means the holders of Notes.

      "Notes" has the meaning specified in Section 2.1.

      "Offering Memorandum" means the offering memorandum, dated June 21, 2005, relating to the offer and sale of $1,000,000,000 aggregate principal amount of the Company's Floating Rate Notes due 2007, $2,500,000,000 aggregate principal amount of the Company's 6.375% Notes Due 2010 and $500,000,000 aggregate principal amount of the Company's 6.875% Notes Due 2015.

      "Payment Date" has the meaning specified in Section 2.2(a).

      "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

      "Registrar" has the meaning specified in Section 4.9.

      "Reorganization" means any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise.

      "Responsible Officer" means any one of the following officers of the
Company: (i) a Chief Executive Officer; (ii) the Chief Operating Officer; (iii) the Chief Financial Officer; and (iv) the General Counsel.

      "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "SEC" means the United States Securities and Exchange Commission.

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      "Securities Act" means the United States Securities Act of 1933, as amended.

      "Senior Indebtedness" means Indebtedness, whether such Indebtedness is outstanding as of the date hereof or thereafter created, incurred, assumed or guaranteed by the Company (including interest accruing after the filing of a petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, regardless of whether the same is allowed as a claim in such proceeding), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is specifically provided that such indebtedness is not superior in right of payment to the Notes and renewals, extensions, modifications and refundings of any such Indebtedness.

      "Standstill Termination Event" has the meaning specified in Section 9.7.

      "Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one or more Subsidiaries, or by such Person and one or more Subsidiaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company; provided, however, that the term "Subsidiary" shall not include any Bankruptcy Remote Special Purpose Entity, securitization trust or similar Person established by any Subsidiary of the Company.

      "Suretyship Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

      "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time, including corresponding provisions or succeeding regulations.

      1.2 Other Definitional Provisions.

      (a) Any reference to an Article, Section or Exhibit is a reference to an Article or Section of, or an Exhibit to, this Agreement.

      (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

      (c) The words "include," "includes" and "including" are not limiting.

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      (d) The terms "dollars" and "$" mean United States dollars.

      (e) Unless a clear contrary intention appears or the context otherwise requires, in this Agreement and the Notes, relative to the determination of any period of time, "from" means "from and including," "to" and "until" means "to but excluding" and "through" means "to and including."

      1.3 Accounting Terms. All accounting terms not specifically defined herein or in the Notes shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the financial statements included in the Offering Memorandum.

                                   ARTICLE 2
                      ISSUANCE OF NOTES; INTEREST; MATURITY

      2.1 Issuance. Concurrently with the execution of this Agreement, the Company shall duly authorize, execute and deliver to GMAC a Subordinated Note due 2015 (together with any notes issued in exchange for any of the foregoing, the "Notes") in $5,000,000,000 aggregate principal amount, substantially in the form of Exhibit A.

      2.2 Payment of Interest; Maturity.

      (a) Interest on the Notes shall be payable in cash on the 30th day of each March, June, September and December, commencing September 30, 2005 (each such date, a "Payment Date") provided, however, that if the Company fails to pay any portion of the cash interest due on any Interest Payment Date or within five Business Days thereafter, the portion of the interest not so paid on such Interest Payment Date shall be added, effective as of such Interest Payment Date, to the outstanding principal amount of the Note, as provided in the Note. Interest payable on any Payment Date or on the date of maturity will be the amount of interest accrued from and including the date of original issuance or from and including the most recent Payment Date on which interest has been paid or duly made available for payment to but excluding the Payment Date or the date of maturity, as the case may be. Notwithstanding the foregoing and notwithstanding anything set forth in Section 2.2(b) to the contrary, the Notes shall bear interest (so computed) after the occurrence and during the continuance of an Event of Default, to the extent permitted by Law, at a rate per annum equal to the sum of (i) the Applicable Rate plus (ii) 2% (the "Default Rate"); in such instance and during the continuance of any Event of Default the portion of such interest allocable to clause (ii) above shall be payable in cash on demand.

      (b) The interest rate on the Notes shall be the one-month London Interbank offer rate ("LIBOR"), determined as described below, plus 350.86 basis points (the "Applicable Rate"). LIBOR for the initial interest period will be determined on June 22, 2005. The interest rate on the Notes for each subsequent interest period will be reset quarterly on each Payment Date. The Notes will bear interest at an annual rate (computed on the basis of the actual number of days elapsed over a 360-day year) equal to the Applicable Rate.

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      The interest rate in effect for the Notes on each day will be (a) if that day is an interest reset date, the interest rate determined as of the determination date (as defined below) immediately preceding such interest reset date or (b) if that day is not an interest reset date, the interest rate determined as of the determination date immediately preceding the most recent interest reset date. The determination date will be the second LIBOR Business Day immediately preceding the applicable interest reset date.

      LIBOR will be determined by GMAC as of the applicable determination date in accordance with the following provisions:

      (i) LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars of not less than U.S. $1,000,000 having a one-month maturity, beginning on the second LIBOR Business Day immediately following that determination date, which appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on that determination date. "Telerate Page 3750" means the display designated on page "3750" on Moneyline Telerate, Inc. (or such other page as may replace the 3750 page on that service, any successor service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Telerate Page 3750, LIBOR for such determination date will be determined in accordance with the provisions of paragraph (ii) below.

      (ii) With respect to a determination date on which no rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on that determination date, GMAC will request the principal London office of each of four major reference banks (which may include an affiliate of one or more underwriters) in the London interbank market selected by GMAC to provide GMAC with a quotation of the rate at which deposits of U.S. dollars having a one-month maturity, beginning on the second LIBOR Business Day immediately following that determination date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on that determination date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time. If at least two quotations are provided, LIBOR for that determination date will be the arithmetic mean of the quotations as calculated by GMAC. If fewer than two quotations are provided, LIBOR for that determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on that determination date by three major banks selected by GMAC for loans in U.S. dollars to leading European banks having a one-month maturity beginning on the second LIBOR Business Day immediately following that determination date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time; provided, however, that if the banks selected by GMAC are not quoting the rates described in this sentence, LIBOR for that determination date will be LIBOR determined with respect to the immediately preceding determination date, or in the case of the first determination date, LIBOR for the initial interest period.

      If the date of maturity of the Notes falls on a day that is not a LIBOR Business Day, the related payment of principal and interest will be made on the next LIBOR Business Day as if it

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were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next LIBOR Business Day. If any interest reset date or Payment Date (other than at the date of maturity) would otherwise be a day that is not a LIBOR Business Day, that interest reset date and Payment Date will be postponed to the next date that is a LIBOR Business Day, except that if such LIBOR Business Day is in the next calendar month, such interest reset date and Payment Date (other than at the date of maturity) shall be the immediately preceding LIBOR Business Day.

      (c) The Notes shall mature on September 30, 2015.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to GMAC as follows:

      3.1 Corporate Existence and Power. The Company (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware,
(b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be duly qualified and in good standing could not, in the aggregate, have a Material Adverse Effect.

      3.2 Corporate and Governmental Authorization; No Contravention. The Company has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and the Notes and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Notes. No consent or authorization of any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the Notes. This Agreement has been duly executed and delivered on behalf of the Company. This Agreement constitutes, and the Notes, when executed and delivered by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      3.3 No Legal Bar. The execution, delivery and performance of this Agreement and the Notes and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Company and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except to the extent that all such violations and creation or imposition of Liens could not, in the aggregate, have a Material Adverse Effect.

      3.4 No Material Litigation. Except as set forth in the Offering Memorandum, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is

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pending or, to the knowledge of the Company, threatened by or against the
Company or any of its Subsidiaries or against any of its or their respective properties or revenues as of the Closing Date (a) with respect to this Agreement or any of the actions contemplated hereby, or (b) that involves a probable risk of an adverse decision that would materially restrict the ability of the Company to comply with its obligations under this Agreement.

      3.5 Investment Company Act. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      3.6 ERISA. The Company and its Subsidiaries are in compliance with all material provisions of ERISA, except to the extent that any failure to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE 4
                   GMAC REPRESENTATIONS AND TRANSFER, EXCHANGE
                            AND REPLACEMENT OF NOTES

      4.1 Authorization and Enforceability. GMAC represents and warrants to the Company that it has taken all action necessary to permit it to execute and deliver this Agreement and to carry out the terms hereof. This Agreement constitutes a legal, valid and binding obligation of GMAC, enforceable against GMAC in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      4.2 Government Approvals. GMAC represents and warrants to the Company that it is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Authority in connection with the execution and delivery of this Agreement and the other documents and instruments to be executed by it pursuant hereto or thereto or the consummation of the transactions contemplated hereby and thereby.

      4.3 Brokers. GMAC represents and warrants to the Company that it is not obligated to any broker or finder or other Person, and GMAC has not retained any broker or finder or other Person, who is entitled to any broker's or finder's fee or any other commission or financial advisory fee in connection with the transactions contemplated hereby.

      4.4 Investment Intent of GMAC. GMAC represents and warrants to the Company that it is acquiring the Notes for its own account.

      4.5 Status of Notes. GMAC acknowledges it has been informed by the Company that the Notes have not been and will not be registered under the Securities Act or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.

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      4.6 Accredited Investor Status. GMAC represents and warrants to the
Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

      4.7 Transfer of Notes.

      (a) The Notes may be transferred (i) pursuant to public offerings registered under the Securities Act (it being understood that the Company has no obligation to register any such offering), (ii) subject to the conditions set forth in Section 4.7(b), Rule 144 or 144A promulgated under the Securities Act (or any similar rule then in force) or (iii) subject to the conditions set forth in Section 4.7(b), any other legally available means of transfer.

      (b) In connection with any transfer of any Notes described in Section 4.7(a)(iii), the holder of Notes shall deliver written notice to the Company describing in reasonable detail the proposed transfer, together with an opinion of counsel (which, to the Company's reasonable satisfaction, is knowledgeable in securities law matters) to the effect that such transfer may be effected without registration under the Securities Act. The holder of the Notes being transferred pursuant to Section 4.7(a)(ii) or Section 4.7(a)(iii) shall not consummate any such transfer until (i) the prospective transferee has confirmed to the Company in writing its agreement to be bound by the provisions of this Section 4.7 or
(ii) such holder shall have delivered to the Company an opinion of such counsel that no subsequent transfer of such Notes shall require registration under the Securities Act. Promptly upon receipt of any opinion described in clause (ii) of the immediately preceding sentence, the Company shall prepare and deliver in connection with the consummation of the proposed transfer new instruments for the Notes being transferred that do not bear the legend set forth in Section 4.7(c).

      (c) Except as provided in Section 4.7(b), each Note shall be imprinted with a legend substantially in the following form:

      THIS NOTE [WAS ORIGINALLY ISSUED ON JUNE 24, 2005 AND] HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS SET FORTH IN THE SUBORDINATED NOTE AGREEMENT DATED AS OF JUNE 24, 2005 BETWEEN THE ISSUER AND GENERAL MOTORS ACCEPTANCE CORPORATION, AND THE ISSUER RESERVES THE RIGHT TO REFUSE ANY TRANSFER OF THIS NOTE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE ISSUER.

      4.8 Exchange of Notes. Notes of any denomination may be exchanged or split up into Notes of smaller denominations or for combination into Notes of larger denominations, any such exchange to be for Notes of an equivalent aggregate principal amount. Upon surrender of any Note at the principal executive office of the Company for transfer or exchange (and, in the case of a surrender for transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and

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accompanied by the address for notices of each transferee of such Note or part thereof and any documents or instruments required by Section 4.7(b)), the Company shall promptly execute and deliver, at the Company's expense, one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.

      4.9 Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (ii) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, one or more new Notes, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

      4.10 Registered Form. The Company shall maintain an office or agency where the Notes may be presented for registration of transfer, exchange or replacement (the "Registrar"). The Registrar shall keep a register (the "Noteholder Register") of the Notes and their transfer through a book entry system, as defined in Section 5f.103-1(c)(2) of the Treasury Regulations. The Company may act as Registrar and may appoint one or more co-registrars. The Registrar shall enter GMAC in the Noteholder Register as the original owner of 100% of the Notes in the aggregate and shall receive notice of any permitted assignment of a Note, duly executed by the then-current owner thereof. Prior to the receipt and entry of such notice of transfer by the Registrar, the Company shall treat the Person in whose name a Note is registered as the owner thereof for purposes of receiving all payments thereon and for all other purposes. The Noteholders hereby agree, and by accepting delivery of any Note their assignees hereby agree, to provide to the Company notice in accordance with Section 11.3 of any change of address of such holder and the address of any assignee of any Note and the Company agrees to update the Noteholder Register promptly upon receipt of such notice.

                                   ARTICLE 5
                              CONDITIONS PRECEDENT

      5.1 Conditions Precedent to GMAC's Obligations. The obligations of GMAC to consummate the transactions contemplated hereby are subject to satisfaction (or written waiver) at or prior to the Closing of the following conditions:

      (a) No action, suit, investigation or proceeding shall be pending or threatened before any Governmental Authority to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or the Notes or any transaction contemplated hereby or thereby.

      (b) No Event of Default or Default shall have occurred and be continuing.

      (c) The Company shall have delivered to GMAC:

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            (i) a certificate of a duly authorized officer of the Company dated the Closing Date stating that the conditions set forth in clauses (a) and
      (b) of this Section 5.1 have been satisfied;

            (ii) a certificate of the Secretary of the Company certifying (A) the resolutions of the board of directors of the Company authorizing the execution and delivery of the Note Documents and the consummation of the transactions contemplated thereby and (B) the names of the officer or officers of the Company authorized to sign the Note Documents; and

            (iii) copies of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware, and the By-Laws of the Company, certified by the Secretary of the Company.

      (d) The Existing Intercompany Credit Facilities shall have been terminated on or prior to the Closing Date and no loans shall be outstanding thereunder.

                                   ARTICLE 6
                            COVENANTS OF THE COMPANY

      6.1 Financial Statements, Reports, Etc. The Company shall furnish to each holder of a Note (at the request of the holder, in the case of clause (a) or (b)) (for so long as any Note is outstanding) the following:

      (a) Annual Financial Statements. As soon as available, and, if GMAC is not the holder of all of the Notes then in any event within 110 days after the end of each fiscal year of the Company, a copy of the annual audit report of the Company and its Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, stockholders' equity and cash flows as at the end of such fiscal year and for the twelve-month period then ended, in each case beginning with fiscal year 2005 setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing, to the effect that such report has been prepared in accordance with GAAP.

      (b) Quarterly Financial Statements. As soon as available, and, if GMAC is not the holder of all of the Notes then in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a copy of an unaudited financial report of the Company and its Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended containing, on a consolidated and consolidating basis, balance sheets and statements of income, stockholders' equity and cash flows, in each case beginning with fiscal year 2005 setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by the chief financial officer of the Company to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments and the absence of footnotes) the financial condition and results of operations of the Company and its Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein.

      (c) Notice of Default. As soon as possible and in any event within five days after a Responsible Officer of the Company becomes aware of any Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action that the Company has taken and proposes to take with respect thereto.

The Company may, in its sole discretion, satisfy its obligations under Sections 6.1(a) and (b) by filing with the SEC Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q at such times and in accordance with the SEC's rules and the instructions accompanying such forms.

      6.2 Maintenance of Properties. The Company shall, and shall cause each Subsidiary to, maintain, keep, and preserve all of its properties necessary or useful in the proper conduct of its business in good repair, working order and condition and make all necessary repairs, renewals, replacements, betterments and improvements thereof.

      6.3 Negative Covenants. Until the termination of this Agreement and the satisfaction in full by the Company of all Notes, unless the Majority Noteholders shall otherwise consent in writing, the Company shall:

            6.3.1 Mergers, Consolidations, Sales. Not consolidate or merge into, or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its assets to, any Person unless:

                  (i) the Person is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia;

                  (ii) the Person assumes by a supplemental agreement to this
            Agreement all the obligations of the Company under the Notes and this Agreement; and

                  (iii) immediately after the transaction no Default shall
            exist, provided, that this clause (iii) shall not restrict or be applicable to a consolidation or merger into, or liquidation, sale, assignment, conveyance, transfer or lease or other disposition of all or substantially all of the assets of the Company with or into a Subsidiary that is wholly-owned directly or indirectly by the Company.

      The Person formed by or resulting from any such consolidation or merger, or which shall have received all or substantially all of such assets, shall succeed to and be substituted for the Company as if such Person is a party hereto with the same effect as if it had been named herein as a party hereto, and thereafter, except in the case of a lease of all or substantially all of such assets, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the Notes.

                                   ARTICLE 7
                     PREPAYMENT OF NOTES; PAYMENTS GENERALLY

      7.1 Optional Prepayments. The Company may at any time without penalty or premium and from time to time redeem all or any portion of the Notes at any time at par, plus accrued and unpaid interest thereon, if any, to the applicable redemption date.

      7.2 Notice of Prepayments. Any call for prepayment of the Notes pursuant to Section 7.1 shall be made by giving written notice to the holders of the Notes to be prepaid not less than 30 days nor more than 60 days prior to the date fixed for prepayment, which notice shall specify the principal amount of such Notes to be prepaid. If all the outstanding Notes are to be prepaid, the notice of prepayment shall so state. If less than all the Notes are to be prepaid, the notice of prepayment shall identify the Notes to be prepaid. In case any Note is to be prepaid in part only (which part must be at least $100,000 or an integral multiple thereof), the notice of prepayment shall state the portion of the principal amount thereof to be prepaid and shall refer to the option available under Section 7.4 to the holder of a Note that is partially prepaid. Notice of call for prepayment having been given as aforesaid, the principal amount to be prepaid, together with premium, if any, and interest thereon to the date of prepayment, shall on the date designated in such notice become due and payable. From and after such date, unless the Company shall default in payment of such principal amount when so due and payable, together with premium, if any, and interest as aforesaid, interest on such principal amount shall cease to accrue.

      7.3 Allocation and Application of Payments. In the case of the prepayment of less than all the Notes at the time outstanding, the amount of any such prepayment shall be allocated to the aggregate principal amount of the Notes (in units of $100,000 or integral multiples thereof) pro rata among the holders of all the Notes at the time outstanding in proportion, as nearly as practicable, to the respective aggregate unpaid principal amounts of the Notes (not theretofore called for prepayment) then held by them, respectively, with adjustments, to the extent practicable, to equalize for any prior unequal prepayments.

      7.4 Notation of Partial Payments. Except as otherwise provided in Section 7.5, upon any partial prepayment of any Note, such Note, at the option of the holder thereof, shall be either (a) surrendered to the Company in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the Note surrendered and otherwise having the same terms and provisions as the Note surrendered or (b) made available to the Company at its office herein provided for notation thereon of the portion of the principal so prepaid.

      7.5 Direct Payment. Notwithstanding any provision to the contrary herein or in the Notes with respect to place of payment, so long as GMAC shall hold any of the Notes, the Company shall pay to GMAC the interest on such Note without any presentment thereof and without notation of such payment being made thereon, if a bank account is designated for GMAC or in any written notice to the Company from GMAC. The Company shall make such payments to a bank account by wire transfer of immediately available funds, marked for attention as indicated, or in such other manner or to such other account of GMAC in any bank in the United States as GMAC may from time to time direct in writing. If GMAC transfers any Note to a transferee in accordance with the provisions of this Agreement, the Company shall make payments to such transferee in the manner set forth in this
Section 7.5 upon receipt by the Company of such information for such transferee as was provided by GMAC pursuant to this Section 7.5 and shall not require presentment thereof by such transferee or notation thereon to be made; provided, however, that such transferee's Note is in the initial outstanding principal amount of $500,000 or more. GMAC agrees that prior to the sale or transfer of any Note by it, it shall either (a) surrender the same to the Company in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the Note surrendered and otherwise having the same terms and provisions as the Note surrendered or (b) make the same available to the Company, at its office designated as herein provided, for notation thereon of the extent to which any payment has been made on account of the principal thereof. Each holder of a Note further agrees that it shall, at any time during regular business hours, permit the Company to make appropriate notation on any Note then held by it of the amount of principal that has been paid thereon, if the Company, at least seven days prior to the date upon which such notation is to be made, shall have in writing requested permission to make such notation, specifying the date when the same is to be made.

                                   ARTICLE 8
                                EVENTS OF DEFAULT

      8.1 Events of Default. If any of the following events ("Events of Default") shall occur:

      (a) the Company defaults in the payment of any part of the principal of any Note when due, whether at maturity, upon any date upon which any prepayment is due, by declaration or otherwise (and whether or not such payment is prohibited by Article 9 hereof);

      (b) the Company defaults in the payment of any installment of interest on any Note for more than five Business Days after the same shall become due and payable (other than interest that is added to the principal amount of the Notes, as provided in the Notes);

      (c) the Company defaults in the performance of or compliance with any term contained herein or in any Note (other than those referred to elsewhere in this Section 8.1) and such default is not remedied within 30 days after the date on which the Company receives written notice of such default from any Noteholder;

      (d) any representation or warranty made or deemed made by the Company in this Agreement shall prove to have been incorrect on or as of the date made or deemed made if the facts or circumstances incorrectly represented or certified result in a Material Adverse Effect and remain incorrect for a period of 30 days after the Company has become aware of the incorrectness of such facts or circumstances;

      (e) the Company shall default in any payment of $50,000,000 or more of principal of or interest on any Indebtedness (other than the Notes) or in the payment of $50,000,000 or more on account of any guarantee in respect of Indebtedness (other than the Notes), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or guarantee was created;

      (f) a court of competent jurisdiction enters a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Subsidiary or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

      (g) the Company or any Subsidiary commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any Subsidiary or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing;

then and in any such event the Majority Noteholders may, at any time by written notice to the Company, declare the Notes to be due and payable, whereupon the same shall forthwith become immediately due and payable without presentment, demand, protest or other notice, all of which are hereby waived; provided, however, that, if any Event of Default specified in Section 8.1(f) or 8.1(g) shall occur, all the Notes shall thereupon become due and payable concurrently therewith, without any further action by any holder and without presentment, demand, protest or other notice, all of which are hereby waived; provided, further, that, if a declaration of acceleration of the Notes because an Event of Default described in Section 8.1(e) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the payment default triggering such Event of Default pursuant to such section shall be remedied or cured by the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration of the Indebtedness with respect thereto and if (A) the annulment of the acceleration of the Indebtedness would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, except nonpayment of principal, premium or interest on the Indebtedness that became due solely because of the acceleration of the Indebtedness, have been cured or waived.

                                   ARTICLE 9
                                  SUBORDINATION

      9.1 Notes Subordinated to Senior Indebtedness. Each of the Company and GMAC, for itself, its successors and assigns, covenants and agrees, and each holder of Notes, by its acceptance thereof, likewise covenants and agrees, that the payment of the principal of, and premium, if any, and interest on each and all of the Notes is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

      9.2 Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Notes. Upon any distribution of assets of the Company upon any Reorganization (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Agreement upon the Senior Indebtedness and the holders thereof with respect to the Notes and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law),

      (a) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof, premium, if any, and the interest due thereon before the holders of the Notes are entitled to receive any payment upon the principal of, and premium, if any, or interest on indebtedness evidenced by the Notes; and

      (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes would be entitled except for the provisions of this Article 9 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

      (c) if, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holders of the Notes before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

      The consolidation of the Company with, or the merger of the Company into, another Person or the transfer of all of the Company's assets upon the terms and conditions provided in Section 6.3.1, shall not be deemed a Reorganization for the purposes of this Article 9.

      Subject to the payment in full of all Senior Indebtedness, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of and interest on the Notes shall be paid in full and no such payments or distributions to the holders of the Notes of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to the holders of or on account of the Notes. It is understood that the provisions of this Article 9 are and are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article 9 or elsewhere in this Agreement or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Notes prevent the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to Section 9.7 and to the rights, if any, under this Article 9 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article 9, the holders of the Notes shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 9.

      If any holder of Notes does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such holder of Notes.

      9.3 No Payment on Notes in Event of Default on Senior Indebtedness. No payments by the Company on account of principal, premium, if any, or interest on the Notes shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds, and interest on Senior Indebtedness has been made or duly provided for in money or money's worth. No payment by the Company on account of principal, premium, if any, or interest on the Notes shall be made if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in the payment of principal, premium, if any, sinking funds or interest with respect to any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof, or any trustee under any such instrument, to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist, other than a payment under Section 7.1 if the mailing of notice of redemption pursuant to Section 7.2 relating to such payment is prior in time to such default.

      9.4 Payments on Notes Permitted. Nothing contained in this Agreement or in any of the Notes shall affect the obligation of the Company to make, or prevent the Company from making, at any time, except as provided in Sections 9.2 and 9.3, payments of principal of, premium, if any, or interest on the Notes.

      9.5 Notice to Holders. Notwithstanding the provisions of this Article 9 or any other provisions of this Agreement, no holder of any Note nor any paying agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness or of any event that would prohibit the making of any payment of moneys to such holder or such paying agent, unless and until such holder or such paying agent shall have received written notice thereof from the Company or from the holder of any Senior Indebtedness. Each holder of a Note shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such Senior Indebtedness) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of the holders of such Senior Indebtedness.

      9.6 Modification of Terms of Senior Indebtedness. Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of any Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including the waiver of default thereunder, may be made or done all without notice to or assent from the holders of the Notes.

      No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article 9 or of the Notes relating to the subordination thereof.

      9.7 Stay on Exercise of Remedies. If any Event of Default shall occur and be continuing, the Noteholders shall not, to the extent any of such actions would be taken with respect to such Event of Default, accelerate the maturity of, or institute proceedings to enforce, this Agreement or the Notes or commence or join with any other creditor of the Company in commencing any proceeding against the Company seeking to effect a Reorganization, notwithstanding any provision to the contrary contained in this Agreement or the Notes, except (i) on or after the occurrence of a Standstill Termination Event during the continuance of such Event of Default or (ii) to the extent necessary to toll any statute of limitations that would extinguish any remedy of any Noteholder. For purposes of the foregoing, a "Standstill Termination Event" will be deemed to occur upon (1) commencement of a Reorganization, or (2) the 91st day following the date of the acceleration of the maturity of, or the failure to pay at final stated maturity, any Senior Indebtedness having an aggregate principal amount of at least $50,000,000 (provided, that if any such acceleration of Senior Indebtedness is rescinded by the holders of such Senior Indebtedness, the Noteholders agree promptly to rescind any acceleration then in effect of the Notes if such acceleration of the Notes was effected solely as a result of such acceleration of such Senior Indebtedness).

                                   ARTICLE 10
                                 INDEMNIFICATION

      10.1 Indemnification. The Company hereby agrees to indemnify, exonerate and hold each holder of Notes and each of the officers, directors, employees, Affiliates and agents of each holder of Notes (each, an "Indemnified Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including fees and disbursements of external counsel, incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to the execution, delivery, performance or enforcement of this Agreement or any other Note Document by any of the Indemnified Parties, except to the extent resulting from the negligence or willful misconduct of such Indemnified Party (collectively, the "Indemnified Liabilities"). If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable Law.

      10.2 Survival. All obligations provided for in this Article 10 shall survive repayment of the Notes and termination of this Agreement.

                                   ARTICLE 11
                               GENERAL PROVISIONS

      11.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including each subsequent holder of any Note.

      11.2 Entire Agreement. This Agreement and the Related Agreements set forth the entire understanding and agreement between the parties as to the transactions contemplated hereby and thereby and supersede and replace any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect to such understanding, agreement or statement.

      11.3 Notices. Any notices or other communications required or permitted under this Agreement or otherwise in connection herewith shall be in writing and shall be deemed to have been duly given when delivered (in person, by courier service or other personal method of delivery), upon confirmation of receipt when transmitted by facsimile transmission or five days after dispatch by registered or certified mail, postage prepaid, addressed, as follows:

            (a)   If to the Company:

                  Residential Capital Corporation
                  8400 Normandale Lake Boulevard
                  Minneapolis, Minnesota  55437
                  Attention:  Treasurer

            (b)   If to GMAC:

                  General Motors Acceptance Corporation
                  300 Renaissance Center
                  Detroit, Michigan 48625
                  Attention: Treasurer

or such other address as the Person to whom notice is to be given has furnished in writing to the other party. A notice of change in address shall not be deemed to have been given until received by the addressee.

      11.4 Expenses. Each party to this Agreement shall pay all fees and expenses incurred by it in connection with this Agreement, the other Note Documents and the transactions contemplated hereby and thereby; provided, however, that the Company shall pay (a) all costs and expenses, including reasonable external attorneys' fees, of GMAC or any other holder of Notes in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes, and (b) the costs and expenses incurred by GMAC or any other holder of Notes in enforcing any rights under this Agreement or the Notes.

      11.5 Amendment and Waiver. No amendment to or waiver of any provision of this Agreement or the Notes shall be effective unless the same shall be in writing and signed by the

Company and the Majority Noteholders. Notwithstanding the foregoing, if (a) any amendment would treat any holder of any Note differently than any other holder of any Note, such amendment shall require the consent of the holder differently treated and (b) any amendment to this Agreement or the Notes shall postpone or delay any date fixed for any payment of principal, interest or other amounts due on the Notes or under this Agreement, reduce the principal of, or the rate of interest on, or fees or other amounts payable in connection with the Notes or amend this sentence, such amendment must be signed by the Company and all of the Noteholders. No such waiver shall operate as a waiver of any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

      11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and may be executed and delivered by facsimile, and all such counterparts and facsimiles together shall constitute a single instrument.

      11.7 Headings and Schedules. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      11.8 Remedies Cumulative. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

      11.9 Applicable Law. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to the Laws that might otherwise be applicable under conflict of laws principles (other than Section 5-1401 of the New York General Obligations Law).

      11.10 No Third Party Rights. This Agreement is intended to be solely for the benefit of the parties to this Agreement and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties to this Agreement, except in each case for the provisions of Article 9, which are also for the benefit of holders of Senior Indebtedness.

      11.11 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

      11.12 Consent to Jurisdiction. All disputes, litigation, proceedings or other legal actions by any party to this Agreement in connection with or relating to this Agreement, the other Note

Documents or any matters described or contemplated herein or therein shall be instituted in the courts of the State of New York or of the United States sitting in the State of New York. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and of the United States sitting in the State of New York in connection with any such dispute, litigation, action or proceeding arising out of or relating to this Agreement. Each party to this Agreement will maintain at all times a duly appointed agent in the State of New York for the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in any such court and, if it fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons to it at its address set forth, and in the manner provided, in Section 11.3, with such service deemed effective on the 15th day after the date of such mailing.

      Each of the parties to this Agreement has caused this Agreement to be executed on its behalf by a duly authorized officer, all as of the day and year first above written.

                     RESIDENTIAL CAPITAL CORPORATION

                     By    /s/ Davee L. Olson
                        --------------------------------------------------------
                     Name:  Davee L. Olson
                     Title: Chief Financial Officer and Director

                     GENERAL MOTORS ACCEPTANCE CORPORATION

                     By    /s/ Sanjiv Khattri
                        --------------------------------------------------------
                     Name:  Sanjiv Khattri
                     Title: Executive Vice President and Chief Financial Officer

                                    EXHIBIT A

      THIS NOTE WAS ORIGINALLY ISSUED ON JUNE 24, 2005 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS SET FORTH IN THE SUBORDINATED NOTE AGREEMENT DATED AS OF JUNE 24, 2005 BETWEEN THE ISSUER AND GENERAL MOTORS ACCEPTANCE CORPORATION, AND THE ISSUER RESERVES THE RIGHT TO REFUSE ANY TRANSFER OF THIS NOTE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE ISSUER.

                           SUBORDINATED NOTE DUE 2015

                                                                   June 24, 2005

      FOR VALUE RECEIVED, the undersigned, Residential Capital Corporation, a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of General Motors Acceptance Corporation (the "Payee"), the principal sum of FIVE BILLION DOLLARS ($5,000,000,000), together with all Capitalized Interest Amounts (as hereinafter defined), payable on September 30, 2015. The Company also promises to pay interest (computed on the basis of a 360-day year comprised of twelve 30-day months) on the unpaid principal amount hereof at a rate of per annum equal to the Applicable Rate, payable in cash on the 30th day of each March, June, September and December, commencing September 30, 2005 (each such date, a "Payment Date").

      Notwithstanding the foregoing, to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, the unpaid principal amount hereof shall bear interest at the Default Rate; provided, however, that in no event shall this Note bear interest at a rate in excess of that, or shall interest be calculated in a manner that is not, permitted by applicable law.

      If the Company fails to pay any interest due on any Payment Date or within five Business Days thereafter in cash, such amount shall be added, effective as of such Payment Date, as a Capitalized Interest Amount, to the outstanding principal amount of this Note (each such addition with respect to this Note, a "Capitalized Interest Amount"); provided, however, that no amount of interest on any overdue payment of principal and premium may be added to the outstanding principal of the Notes as a Capitalized Interest Amount.

      Interest shall begin to accrue on each Capitalized Interest Amount beginning on and including the Payment Date on which such Capitalized Interest Amount is added to the principal amount of this Note, and such interest shall accrue and be paid, together with the interest on the remaining principal amount of this Note, in accordance with this Note. Notwithstanding anything herein to the contrary, all interest due and payable on the date that the entire then

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

outstanding principal amount of this Note becomes due and payable, whether on the maturity date hereof, by acceleration or otherwise, shall be due and payable in full in cash on such date. All Capitalized Interest Amounts will for all purposes of this Note and the Note Agreement (as defined below) constitute outstanding principal on this Note.

      This Note is issued pursuant to, is entitled to the benefits of, and is subject to the terms of, a Subordinated Note Agreement, dated as of June 24, 2005 (as amended, the "Note Agreement"), between the Company and General Motors Acceptance Corporation, providing for, among other things, the issuance by the Company of its Subordinated Notes due 2015 in the aggregate initial principal amount of $5,000,000,000. THIS NOTE IS SUBJECT TO OPTIONAL PREPAYMENT TO THE EXTENT AND IN THE MANNER SET FORTH IN THE NOTE AGREEMENT AND THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATE AND JUNIOR, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE NOTE AGREEMENT, IN RIGHT OF PAYMENT TO SENIOR INDEBTEDNESS (AS DEFINED THEREIN) OF THE COMPANY. By accepting this Note, the holder agrees to the payment subordination terms and the other terms and provisions set forth in the Note Agreement.

      If an Event of Default shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Note Agreement.

      The Company and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive demand for payment, presentment, protest, notice of protest and nonpayment, or other notice of default, notice of acceleration and intention to accelerate, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

      Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Note Agreement.

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      IN WITNESS WHEREOF, the Company has caused its duly authorized representative to execute this Note as of the day and year first above written.

                                          RESIDENTIAL CAPITAL CORPORATION

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

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